                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1.  MTC Telemanagement Corporation, a California Corporation

2.  MTC International, Inc., a Nevada Corporation

3.  scruz-net, inc.

4.  DNA New Media Group, Inc.